Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (Registration Nos. 333-208785 and 333-195794) and Form S-8 (Registration Nos. 333-208278, 333-203641, 333-193145, 333-192376, 333-188714, 333-171781, 333-152010, 333-133968 and 333-216494), of our reports dated March 27, 2018, with respect to the consolidated financial statements of Perion Network Ltd. and its subsidiaries, which appear in this Annual Report on Form 20-F for the year ended December 31, 2017.

/s/KOST FORER GABBAY & KASIERER
Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
March 27, 2018	A member of Ernst & Young Global